SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): January 21, 2000



                                   ACCOM, INC.
             (Exact name of registrant as specified in its charter)




   Delaware                         0-26620                      94-3055907
(State or other                 (Commission File              (I.R.S. Employer
jurisdiction of                      Number)                 Identification No.)
 incorporation)

   1490 O'Brien Drive Menlo Park, California                      94025
   (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (650) 328-3818

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Item 2.  Acquisition or Disposition of Assets.

         On January 21, 2000, Accom, Inc., a Delaware corporation ("Accom" or the "Company"), and certain of its subsidiaries sold substantially all of their respective assets related to the ELSET virtual set product line ("ELSET") to IMadGINE Video Systems Marketing, B.V.("IMadGINE"), a Dutch company that is a wholly owned subsidiary of Orad Hi-Tec Systems Ltd., an Israeli corporation ("Orad"). IMadGINE also purchased the stock of Accom's subsidiary, Accom Poland Sp. z o.o., a Polish corporation ("Accom Poland"). The Company and its subsidiaries also sold certain intellectual property related to the ELSET business.


         The Company sold these assets in exchange for: (i) $4,000,000 in cash and (ii) a warrant to purchase 70,423 ordinary shares of Orad. The cash payment, warrants, transferred liabilities and other terms and conditions are described in an Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of January 21, 2000, by and among the Company, IMadGINE, Orad and certain other parties.

         A copy of the Company's press release announcing this acquisition is attached hereto as an exhibit.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


         (b) Pro Forma Financial Information.


         Pursuant to the instructions to Item 7 of Form 8-K, the financial information required by Item 7(b) will be filed by amendment within 60 days of the date of this filing.

         (c) Exhibits.

         2.1 Asset Purchase Agreement, dated as of January 21, 2000, by and among the Company, IMadGINE, Orad and certain other parties.

         2.2 Conditional Contract For Sale Of Share, dated as of January 21, 2000, by and between Accom Virtual Studio, Inc. and IMadGINE.


         99.1 Press Release, dated as of January 21, 2000, of the Company announcing the acquisition.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ACCOM, INC.,
                                                a Delaware corporation

                                                By:  /s/  JUNAID SHEIKH
                                                   -----------------------------
                                                Name:    Junaid Sheikh
                                                Title:   Chief Executive Officer

February 4, 2000


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